Exhibit 10.3

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMERICAN HOUSING REIT INC.

CONVERTIBLE DEMAND PROMISSORY NOTE

$2,811,514.63	July 18, 2014

FOR VALUE RECEIVED, the undersigned, AMERICAN HOUSING REIT INC., a Maryland corporation (successor by merger with ONTARGET360 GROUP INC., a Delaware corporation, together with its successors and permitted assigns, the “Borrower”), hereby promises to pay to the order of HFE USA, LLC. (together with its successors and permitted assigns, the “Lender”), at 24/F Wyndham Place, 40-44 Wyndham Street, Central Hong Kong, or at such other place as may be designated from time to time in writing by the Lender, in lawful money of the United States of America, without setoff and in immediately available funds, on demand, the principal sum of TWO MILLION EIGHT HUNDRED ELEVEN THOUSAND FIVE HUNDRED FOURTEEN AND 63/100 DOLLARS ($2,811,514.63), together with interest thereon from the date of this Convertible Demand Promissory Note (this “Note”).  All amounts due under this note shall be paid prior to March 1, 2019.  Interest on the outstanding balance of this Note shall accrue at a rate of four percent (4.00%) per annum, compounded annually, and shall be payable in accordance with the terms of this Note.

1.           Payment.  The Borrower shall be entitled to prepay or repay all or any portion of this Note at any time, without premium or penalty.  Payment of interest shall be made in cash annually in arrears on each March 1 of each calendar year, commencing on March 1, 2015.  Interest shall be calculated on the basis of actual number of days elapsed over a year of three hundred sixty (360) days.  If not sooner paid or converted pursuant to Section 2, the entire unpaid principal balance of this Note and all unpaid accrued interest shall be due and payable in full on demand by the Lender, and all unpaid amounts still owing on March 1, 2019, shall be payable that day.  All payments made by the Borrower shall be applied first, to any unpaid accrued costs and expenses incurred by the Lender in connection with this Note, second, to any unpaid accrued interest and third, to the outstanding principal of this Note.

2.           Conversion.  (a) At the election of the Lender, the entire outstanding balance of this Note will be converted into common stock of the Borrower on the last day of any calendar quarter (a “Conversion Date”).  The Lender shall provide the Borrower with written notice of its conversion election at least twenty days prior to the applicable Conversion Date.  The number of shares of common stock of the Borrower issuable upon conversion pursuant to this Section 2 shall be equal to the amount of the outstanding balance of this Note, together with accrued but unpaid interest thereon, on the applicable Conversion Date divided by the Conversion Price.  The “Conversion Price” means $12.1575.  Upon conversion of this Note in accordance with this Section 2, the Borrower shall be forever released from all of its obligations and liabilities with respect to this Note.

(b) Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

(i)           Adjustments for Subdivisions, Combinations or Consolidation of Common Stock.  In the event the outstanding shares of Common Stock of Borrower shall be subdivided by stock split, stock dividends or otherwise, into a greater number of shares of Common Stock, the Conversion Price then in effect with respect to the Common Shares shall, concurrently with the effectiveness of such subdivision, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of any or all of the Note shall be increased in proportion to such increase in outstanding shares.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect with respect to  the Note shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased so that the number of shares of Common Stock issuable on conversion of any or all of the Note shall be decreased in proportion to such decrease in outstanding shares.

 (ii)           Adjustments for Reclassification, Exchange and Substitution.  If the Common Stock issuable upon conversion of any or all of the Note shall be changed into the same or a different number of shares of any other class or classes of stock or into any other securities or property, whether by capital reorganization, reclassification, merger, combination of shares, recapitalization, consolidation, business combination or other similar transaction (other than a subdivision or combination of shares provided for above), the Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of such Note shall have been entitled to upon such transaction.  The provisions of this section on Adjustments shall similarly apply to successive capital reorganizations, reclassifications, mergers, combinations of shares, recapitalizations, consolidations, business combinations or other similar transactions.

(iii)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to an Adjustment, the Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Noteholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and the Conversion Price then in effect.  The Borrower shall, upon the written request at any time by any Noteholder, furnish or cause to be furnished to such Noteholder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Note.

(iv)           Rounding.  All calculations under this Section shall be made to (a) the nearest one hundredth of one cent or (b) the nearest share or (c) the nearest one hundredth of one percent, as the case may be.

(v)  The Borrower shall at all times reserve and keep available for issuance upon the conversion of the Note the maximum number of each of its authorized but unissued shares of Common Stock of the Borrower as is reasonably anticipated to be sufficient to permit the conversion of the Note, and shall take all action required to increase the authorized number of shares of Common Stock of Borrower, or any other actions necessary or desirable, if at any time there shall be insufficient authorized but unissued shares of Common Stock of Borrower to permit such reservation or to permit the conversion of the Note.

3.           Master Funding Agreement.  This Note is one of the “Convertible Notes” referred to in that certain Master Funding Agreement executed on April 10, 2014 with an effective date as of January 1, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Master Funding Agreement”), by and between the Borrower and the Lender.

4.           Default and Remedies.  If the Borrower shall (i) default in the payment of any amount within five days after the due date thereof or (ii) fail to perform or observe any term or agreement contained in Section 2, then an “Event of Default” shall exist.  Without limiting the Lender’s rights under Section 2, upon the occurrence of an Event of Default and during the continuation thereof, the Lender may declare this Note to be due and payable, and the Lender may exercise and shall have any and all rights and remedies available to it under applicable law and this Note or otherwise and may take any such action and exercise any such power as it may elect to enforce its rights and remedies under applicable law and this Note.  No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, and every such right or remedy contained herein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

5.           Assignment.  The rights and obligations of the Borrower and the Lender shall be binding upon and inure to the benefit of the permitted successors, assigns and transferees of the parties hereto, provided that no transfer or assignment by either the Borrower or the Lender shall be effective without the consent of the other party (which consent may be withheld in the sole and absolute discretion).

6.           Amendment.  No amendment or waiver of any provision of this Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.           Waiver.  No waiver of any obligation of the Borrower under this Note shall be effective unless it is in a writing signed by the Lender.  A waiver by the Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.  The Borrower hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, except as expressly provided for herein.

8.           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, electronic mail, courier service or personal delivery to:

Conn Flanigan
American Housing REIT Inc,
1601 Blake Street, Suite 310
Denver, CO 80202

and
for HFE USA, LLC
Frankie Wong
Heng Fai Enterprises Ltd.
24/F Wyndham Place
40-44 Wyndham Street
Central Hong Kong

9.           Governing Law; Venue.  This Note is delivered in and shall be enforceable in accordance with the laws of the State of Maryland (other than its conflict of laws principles) and shall be construed in accordance therewith.  THE BORROWER SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND, IN CONNECTION WITH ANY ACTION OR OTHER PROCEEDING RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE BORROWER IRREVOCABLY WAIVES AND AGREES NOT TO MAKE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF ANY SUCH COURT OR TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. The Borrower hereby waives, to the fullest extent permitted by law, any right to stay or dismiss any action or proceeding under or in connection with this Note brought before the foregoing courts on the basis of (i) any claim that such party is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Note may not be enforced by such courts, or (iii) any other defense that would hinder the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.

10.           Severability.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.

11.           No Personal Liability; No Joint Venture.  Neither the officers or the directors of the Borrower, nor any person executing this Note on behalf of the Borrower, shall be liable personally or be subject to any personal liability or accountability with respect to the obligations of the Borrower under this Note by reason of the execution of this Note.  Nothing contained in this Note shall be deemed or construed to have the effect of creating between the Borrower and the Lender the relationship of principal or agent, or of a partnership or a joint venture.

12.           WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE BORROWER AND THE LENDER EACH CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER OR THE BORROWER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

13.           Headings.  The headings contained in this Note are solely for the convenience of the Lender and the Borrower and shall not be used or relied upon in any manner in the construction or interpretation of this Note.

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IN WITNESS WHEREOF, the Borrower has caused its duly authorized officer to execute this Convertible Demand Promissory Note as of the date first written above.

AMERICAN HOUSING REIT INC.

By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Secretary